Exhibit 23.3

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cloracks Corporation

As independent registered public accountants, we hereby consent to the use of our report dated September 14, 2015, with respect to the financial statements of Cloracks Corporation, in its registration statement on Form S-1/A #1 relating to the registration of 29,555,550 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
November 25, 2015